Exhibit 13

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Hutchison Telecommunications International Limited (the “Company”) on Form 20-F for the year ending December 31, 2008, as amended by Amendment No. 1 on Form 20-F/A (the “Report”), the undersigned officers of the Company hereby certify, pursuant to 18 U.S.C. § 1350, promulgated under Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2010

/s/ Dennis Pok Man Lui
Name:	Dennis Pok Man Lui
Title:	Chief Executive Officer

/s/ Christopher John Foll
Name:	Christopher John Foll
Title:	Chief Financial Officer